                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]Preliminary Proxy Statement            [_]CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           SYQUEST TECHNOLOGY, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

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[_]Fee paid previously with preliminary materials.

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[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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  (1) Amount Previously Paid:

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  (2) Form, Schedule or Registration Statement No.:

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  (4) Date Filed:

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

Dear Fellow SyQuest Shareholder:

  Accompanying this letter are additional proxy materials relating to SyQuest Technology, Inc.'s November 5, 1997, Special Meeting of Stockholders. As described more fully in those additional materials, there are two proposals for your consideration. The first proposal is to approve an increase in the number of authorized shares of the Company's common stock. The second proposal is to approve the adoption of an incentive stock plan that the Company can use to reward individuals who make significant contributions to the Company. I encourage you to review carefully these materials in order to better understand the details of, and risks associated with, each proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN AFFIRMATIVE VOTE ON BOTH PROXY PROPOSALS

  The need for an increase in the number of authorized shares of common stock relates directly to the high level of success the Company has had in raising additional financing. In the year since the Company's last special meeting of stockholders, the Company has, through the issuance of its securities, raised approximately $60,000,000 and converted to equity approximately $25,000,000 of debt owed to creditors. As a result, the Company has either issued or reserved for issuance the vast majority of the 120,000,000 shares of common stock currently authorized. Additional shares will be required for satisfaction of commitments to reserve shares of common stock relating to certain of those transactions, for taking advantage of additional financing opportunities as they may arise, for maintaining the financial flexibility necessary to raise additional cash and for potential joint ventures and acquisitions. For these and other general corporate purposes, and notwithstanding the risk of dilution to current stockholders' equity, stockholders are urged to approve the recommended increase to the amount of the Company's authorized common stock to 240,000,000 shares.

  ADOPTION OF THE 1997 STOCK INCENTIVE PLAN IS VITAL TO THE COMPANY'S TURNAROUND EFFORTS

  As in most high-tech companies, SyQuest's highly skilled and motivated work force is essential to its success. Being located in the world famous Silicon Valley, a region where there is tremendous competition for skilled engineers, technicians, managers and executives, SyQuest faces especially tough competition for high quality employees at all levels. The existing Stock Option and Non-Employee Director Option Plans, established in 1991 and 1992, respectively, do not have sufficient shares or the flexibility required to motivate employees through equity incentives. Management believes that without stockholder approval of this Plan, SyQuest will be at a significant disadvantage in its efforts to attract and to retain the caliber of individuals necessary to design, produce and market state of the art products and turn the Company around. Upon approval of the proposed Plan, both of the existing Option Plans will be terminated. AS A FELLOW STOCKHOLDER, I URGE YOU TO VOTE IN FAVOR OF ADOPTING THE 1997 STOCK INCENTIVE STOCK OPTION PLAN.

                                          Sincerely,

                                          Edward L. Marinaro
                                          Chairman of the Board

  NO MATTER HOW MANY SHARES YOU HOLD, YOUR VOTE IS IMPORTANT. PLEASE VOTE IN
           FAVOR OF ALL PROPOSALS AND RETURN YOUR PROXY CARD TODAY.

                           SYQUEST TECHNOLOGY, INC.
                             47071 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538
                                (510) 226-4000

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 5, 1997

TO OUR STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of SYQUEST TECHNOLOGY, INC. (the "Company"), a Delaware corporation, will be held on Wednesday, November 5, 1997, at 10:00 a.m., Pacific Daylight Savings Time, at the Company's principal executive offices at 47071 Bayside Parkway, Fremont, California 94538, for the following purposes:

    1. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 120,000,000 to 240,000,000.

    2. To approve the adoption of the Company's 1997 Stock Incentive Plan.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on September 22, 1997, are entitled to notice of, and to vote at, the meeting.

  All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Thomas C. Tokos
                                          Secretary

Fremont, California
October 4, 1997

                            YOUR VOTE IS IMPORTANT

  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                           SYQUEST TECHNOLOGY, INC.
                             47071 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538

                               ----------------

                    PROXY STATEMENT FOR SPECIAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON NOVEMBER 5, 1997

                               ----------------

  The accompanying Proxy is solicited on behalf of the Board of Directors of SYQUEST TECHNOLOGY, INC. (the "Company") for use at the Special Meeting of Stockholders to be held on Wednesday, November 5, 1997, at 10:00 a.m., Pacific Daylight Savings Time, or at any continuation or adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Company's principal executive offices, 47071 Bayside Parkway, Fremont, California 94538. The Company's telephone number at that location is (510) 226-4000.

  These proxy solicitation materials will first be mailed to stockholders on or about October 4, 1997.

                              GENERAL INFORMATION

RECORD DATE AND VOTING SECURITIES

  Only holders of record of the Company's Common Stock, $.0001 par value, at the close of business on September 22, 1997 (the "Record Date"), are entitled to notice of and to vote at the meeting. On the Record Date, 59,200,000 shares of the Company's Common Stock, $.0001 par value, were issued and outstanding. For information concerning beneficial owners of more than five percent of the Company's Common Stock, see "Security Ownership of Management and Certain Beneficial Owners."

VOTING AND REVOCABILITY OF PROXIES

  The Common Stock represented by valid proxies received, properly dated and executed, and not revoked, will be voted at the Special Meeting in accordance with the instructions thereon. If, however, voting instructions are not given on the proxy, the shares represented thereby will be voted for each of the three proposals described in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the time it is voted by delivering to the Secretary of the Company, no later than the start of the Special Meeting, a written notice of revocation or a duly executed proxy bearing a later date than the revoked proxy, or by attending the Special Meeting and voting in person.

  Each holder of shares of Common Stock is entitled to one vote for each share on the proposals presented in this Proxy Statement. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. If a proxy is accompanied by instructions to withhold authority, or is marked with an abstention, the shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business.

  Abstentions will be determined as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but the Company will not treat abstentions as votes in favor of approving any matter submitted to the stockholders for a vote. Shares held by brokers that are present, but not voted on a particular matter because the brokers were prohibited from exercising discretionary authority on that matter (that is, "broker non-votes"), will also be determined as present for determining the presence of a quorum for the meeting, but will not be considered as present with respect to that matter. The Company believes that these tabulation procedures are consistent with Delaware statutory requirements concerning voting of shares and determination of a quorum.

SOLICITATION EXPENSES

  The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. In addition to the solicitation of proxies by mail, solicitation may be made by certain officers, directors and regular employees by personal interview, telephone or facsimile; no additional compensation will be paid for such solicitation. The Company has retained Morrow & Co., Inc. (the "Solicitor"), at an estimated cost of $15,000.00 plus reimbursement of reasonable expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

                                PROPOSAL NO. 1

       AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

  The Board of Directors of the Company has adopted a resolution to amend paragraph (A) of Article IV of the Restated Certificate of Incorporation of the Company to read in its entirety as follows:

  (A)CLASSES OF STOCK. This corporation is authorized to issue the following classes of stock: Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares which the corporation is authorized to issue is Two Hundred Forty-Four Million (244,000,000). Two Hundred Forty Million (240,000,000) shares shall be Common Stock and Four Million (4,000,000) shares shall be Preferred Stock. Each share of Common and Preferred Stock shall have a par value of $0.0001.

  The purpose of such amendment is to increase the number of authorized shares of the Company's Common Stock from 120,000,000 to 240,000,000 shares. As of September 12, 1997, the Company had outstanding 56,800,000 shares of Common Stock and approximately 54,700,000 shares of Common Stock reserved for issuance as follows:

      Common Stock outstanding....................................... 56,800,000
      Common shares reserved for:
        Conversion of Preferred Stock(1)............................. 14,100,000
        Exercise of Warrants(1)...................................... 35,900,000
        Issuance for Stock Options and Other Employee Commitments....  4,500,000
        Other Commitments (principally Preferred Stock Dividends)....    200,000

--------

(1) Amount of shares reserved is based on the hypothetical conversion of preferred stock and exercise of warrants on September 12, 1997.

  The Board of Directors of the Company believes that it is essential for the Company to have additional authorized but unissued shares of Common Stock to provide flexibility to act promptly with respect to public and private financings, acquisitions, stock dividends and other general corporate purposes.

  As reported by the Company in its filings with the Securities and Exchange Commission (the "Commission"), the Company had significant losses in fiscal 1996 of approximately $136,651,000 and an unaudited net loss from operations in the first three quarters of fiscal 1997 of approximately $51,200,000, and will need additional cash to meet its commitments. As set forth above, the Company currently has a total of one hundred twenty million (120,000,000) shares of Common Stock authorized and as of September 12, 1997, has authorized or reserved approximately 111,500,000 shares of Common Stock. Without an increase in the authorized number of shares of Common Stock, the Company believes it may not be able to raise additional cash, because the number of shares of Common Stock currently authorized is inadequate to permit the Company to issue a sufficient number of additional shares of Common Stock, warrants to purchase Common Stock or Preferred Stock convertible into Common Stock, to raise additional capital. Without the requested increase, the

Company also may be unable to issue Common Stock upon the exercise of certain warrants, resulting in the Company having to pay to the holders of those warrants the difference between the exercise price and the market value of the Common Stock at the time of the attempted exercise.

  This amendment will, in the opinion of the Board of Directors, increase the Company's financial flexibility in attempting to raise additional cash. The Board of Directors of the Company believes that the complexity of business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. This amendment will permit the Company to offer additional shares of Common Stock or Preferred Stock that are convertible into Common Stock, from time to time, as determined by the Board for proper corporate purposes. Such purposes could include, without limitation, issuance in public or private sales for cash as a means of obtaining capital for use in the Company's business and operations or in cancellation of existing indebtedness, as part or all of the consideration for acquisitions by the Company of other businesses or properties, and issuance under employee benefit plans.

  The Company intends to enter into future financing transactions in order to raise capital pursuant to which it would issue (or obligate itself to issue) some of the shares of Common Stock that would be authorized if this Proposal is approved. The precise terms of such transactions, however, have not as yet been determined. Furthermore, the Company can give no assurance even if the proposed amendment is adopted, that the Company will be successful in raising additional capital.

  Approval of the increase now will eliminate delays, give management greater flexibility in negotiating terms and conditions and reduce the expense that otherwise would be incurred if stockholder approval were needed on short notice to increase the authorized number of shares of Common Stock for possible future transactions involving the issuance of additional shares. However, the rules of the National Association of Securities Dealers, Inc. governing corporations with securities listed on the Nasdaq National Market would require stockholder approval by a majority of the total votes cast in person or by proxy prior to the issuance of designated securities (a) where the issuance would result in a change of control of the Company, (b) in connection with the acquisition of the stock or assets of another company if an affiliate of the Company has certain interlocking interests with the company to be acquired or where the Company issues twenty percent or more of its outstanding shares or (c) in connection with a transaction other than a public offering involving the sale or issuance of twenty percent or more of the Common Stock or voting power outstanding before the issuance at less than the book value or market value of the Company's shares at that time, subject to certain exceptions or application to Nasdaq if delay in the issuance would impair the financial viability of the Company.

  The additional shares of Common Stock may be issued, subject to certain exceptions, by the Company's Board of Directors at such times, in such amounts and on such terms as the Board may determine, without further approval of the stockholders. Any such issuance could reduce the current stockholders' proportionate interests in the Company, depending on the number shares issued and the purpose, terms and conditions of the issuance. Stockholders have no preemptive rights to subscribe for additional shares.

  Issuance of additional shares could discourage attempts to acquire control of the Company by tender offer or other means. In such a case, stockholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. Also, the issuance of stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent management and directors from office.

  The Board of Directors believes that the need to obtain additional financing and the flexibility to respond to opportunities for acquisitions or joint ventures offered by the amendment outweighs any of its potential disadvantages. Without this flexibility, the Company's ability to implement the business plan currently in process could be severely compromised or rendered unsuccessful.

VOTE REQUIRED

  The approval of the amendment of the Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote.

CONSEQUENTLY, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSED AMENDMENT.

RECOMMENDATION

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                                PROPOSAL NO. 2

                   ADOPTION OF THE 1997 STOCK INCENTIVE PLAN

  On July 22, 1997, the Board of Directors of the Company approved the adoption of the 1997 Stock Incentive Plan (the "1997 Plan"), providing for the grant of options to purchase shares of Common Stock and restricted shares of Common Stock. The number of shares of Common Stock issuable under the proposed 1997 Plan is 4,000,000 shares. At the Special Meeting, the Stockholders are being asked to approve the 1997 Plan. A description of the principal features of the 1997 Plan is set forth below. If the Stockholders approve the 1997 Plan, the Board plans to terminate the Company's 1991 Stock Option Plan (the "1991 Plan") and 1992 Non-Employee Director Stock Option Plan (the "1992 Plan") and make available for issuance under the 1997 Plan any shares previously reserved for, but not subject to, issuance under the 1991 Plan or the 1992 Plan.

PURPOSE

  The purpose of the 1997 Plan is to attract, retain and provide equity incentives to the Company's employees, outside directors and consultants. The 1997 Plan seeks to achieve this purpose by providing for the award of restricted shares ("Restricted Shares") of Common Stock or options ("Options") to purchase shares of Common Stock (which may take the form of incentive stock options ("Incentive Stock Options"), as described in section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or Options not described in sections 422 or 423 of the Code ("Nonstatutory Stock Options") (Restricted Shares and Options, collectively, "Awards")).

ADMINISTRATION

  The 1997 Plan shall be administered by a committee (the "Committee") appointed by the Board, consisting exclusively of two or more directors of the Company, each of whom is a non-employee director as defined in Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who meets the requirements of the Internal Revenue Service for outside directors with respect to plans designed to qualify for exemption under Section 162(m)(4)(C) of the Code. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the 1997 Plan with respect to Employees (as defined below) and Consultants (as defined below) who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Either the Committee or a committee of the Board as described above is authorized to interpret and carry out the 1997 Plan, subject to the general purpose, terms and conditions of the 1997 Plan. The Committee or a committee of the Board as described above, if appropriate, shall select the individuals to whom Awards will be granted and determine the type, number, vesting requirements and other features and conditions of such awards, interpret the 1997 Plan, and make all other decisions relating to the administration of the 1997 Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the 1997 Plan. The Committee's determinations under the 1997 Plan shall be final and binding on all persons.

ELIGIBILITY

  The 1997 Plan provides that Awards may be granted to employees ("Employees") of the Company or its parents, subsidiaries or affiliates, directors ("Outside Directors") who are not Employees, and consultants ("Consultants") who provide bona fide services as independent contractors to the Company or its parents, subsidiaries or affiliates. Incentive Stock Options may only be granted to Employees. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company shall not be eligible for the grant of an Incentive Stock Option unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

STOCK OPTIONS

  For each Option granted under the 1997 Plan, a stock option agreement (an "Option Agreement") between the Company and the Option grantee (the "Optionee") will specify the number of shares to which such Option pertains and whether it is an Incentive Stock Option or a Nonstatutory Stock Option. At the time an Option is granted, the Committee will determine the terms and conditions to be satisfied before shares may be purchased, including the type of Option, the exercise price of the Option, the dates on which shares subject to the Option may first be purchased and the period within which the Option may be exercised, which will not be more than ten years from the date of the grant.

  The exercise price per share for an Option granted under the 1997 Plan shall be 100% of the fair market value (the "Fair Market Value") of the Company's common stock on the date of the grant of such Option, unless otherwise specified by the Committee. The Fair Market Value of the Company's Common Stock is to be determined in good faith by the Committee. In addition, the Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 1,000,000 shares of Common Stock.

  The entire exercise price (the "Exercise Price") of an Option shall be payable in cash or cash equivalents at the times such Option is exercised, except as follows. In the case of an Incentive Stock Option granted under the 1997 Plan, payment shall be made only pursuant to the express provisions of the applicable Option Agreement, which may specify that payment of all or any part of the Exercise Price may be made: (a) through the delivery of shares of Common Stock of the Company with a value equal to the total Exercise Price;
(b) through an irrevocable direction to a securities broker approved by the Company to sell all or some of the shares of Common Stock purchased on exercise of an Option and to deliver all or part of the proceeds to the Company; (c) through an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the 1997 Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company; (d) by delivery of a promissory note on a form prescribed by the Company, provided that the par value of the shares of Common Stock being purchased under the 1997 Plan shall be paid in cash or cash equivalents; or (e) by any other form of payment consistent with applicable laws, regulations and rules. In the case of a Nonstatutory Stock Option, the Committee may at any time accept payment of all or any part of the Exercise Price in any of the forms described in this paragraph.

RESTRICTED SHARES

  The Committee may sell or award Restricted Shares under the 1997 Plan for such consideration as the Committee may determine, including, without limitation, cash, cash equivalents, promissory notes, past services and future services. The recipient (the "Recipient") of any newly issued Restricted Shares shall furnish to the Company consideration for the value not less than the par value of such Restricted Shares in the form of cash, cash equivalents or past services rendered to the Company for a parent or subsidiary of the Company, as the Committee may determine. Each grant of Restricted Shares under the 1997 Plan shall be evidenced by an agreement (a "Restricted Stock Agreement") between the Recipient and the Company. Restricted Shares granted under the 1997 Plan shall be subject to all applicable terms of the 1997 Plan and may be subject to other terms consistent with the 1997 Plan. The provisions of the various Restricted Stock Agreements under the 1997 Plan need not be identical.

  Awards of Restricted Shares may be subject to vesting, which shall occur on satisfaction of conditions specified in the appropriate Restricted Stock Agreement. A Restricted Stock Agreement may provide or accelerate the vesting in the event of a Recipient's death, disability, retirement or other events. The Committee may determine at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall be deemed vested in the event of: (a) a merger, consolidation or similar occurrence in which more than half of the voting securities of the surviving entity are owned by persons who are not stockholders of the Company immediately prior to such event; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets; (c) a change in control of the Company's Board of Directors; or (d) any transaction as a result of which any person, other than (1) a fiduciary holding securities under an employee benefit plan of the Company or its parents or subsidiaries or (2) a corporation owned directly or indirectly by the Company's stockholders, becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of at least 5% of the Company's outstanding voting securities. Notwithstanding the preceding sentence, however, if the Company and the other party to a transaction described in the preceding sentence agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

  Recipients of Restricted Shares awarded under the 1997 Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Restricted Shares with respect to which the dividends were paid.

DEFERRAL OF DELIVERY OF SHARES ISSUABLE ON EXERCISE OF OPTIONS

  The Committee may, in its discretion, permit an Optionee to have shares of Common Stock, that otherwise would be delivered to such Optionee as a result of his or her exercise of an Option, converted into an amount credited to a deferred compensation account established for such Optionee by the Committee as an entry on the Company's books. Such amount shall be determined by reference to the Fair Market Value of the Common Stock as of the date when such Shares otherwise would have been delivered to such Optionee. Such a deferred compensation account may be credited with interest or other forms of investment return, as determined by the Committee. An Optionee for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Optionee and the Company. If the conversion of Options is permitted, the Committee, in its sole discretion, may establish rules, procedures and forms pertaining to such conversion, including, without limitation, the settlement of deferred compensation accounts.

ADJUSTMENTS

  In the event of (a) a subdivision of the outstanding shares of Common Stock,
(b) a declaration of a dividend payable in Common Stock, (c) a declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, (d) a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares or (e) a recapitalization, spin-off or similar occurrence, the 1997 Plan provides for appropriate adjustment in the number of future Awards available under the 1997 Plan, the number of shares of Common Stock covered by each outstanding Option and the Exercise Price for each outstanding Option.

  In the event the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) continuation of outstanding Awards by the Company, if the Company is a surviving corporation,
(b) the assumption of outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution of awards of the surviving corporation or its parent or subsidiary for outstanding Awards, (d) full exercisability or vesting and accelerated expiration of outstanding Awards or
(e) settlement of the full value of outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

TERM

  If approved by the stockholders, the 1997 Plan shall become effective as of July 22, 1997. The 1997 Plan shall remain in effect until it is terminated according to its terms, except that no Incentive Stock Options shall be granted after July 22, 2007.

MODIFICATION, SUSPENSION AND TERMINATION

  The Board may, at any time and for any reason, amend or terminate the 1997 Plan. An amendment of the 1997 Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Award shall be granted under the 1997 Plan after the termination thereof. The termination of the 1997 Plan, or any amendment thereof, shall not affect any Award previously granted under the 1997 Plan.

FEDERAL TAX CONSEQUENCES

  NON-QUALIFIED STOCK OPTIONS. An Optionee will not be deemed to have received any compensation for Federal income tax purposes upon the grant of a Nonstatutory Stock Option. Upon exercise of such Option, the Optionee will realize taxable ordinary income in the amount of the excess, if any, of the Fair Market Value of the Common Stock on the date of exercise over the exercise price. The tax basis of such shares will be equal to the Fair Market Value of the Shares as of the exercise date. The ordinary income recognized by any Optionee at the time of exercise of the Option will be treated as wages and will be subject to income tax withholding by the Company.

  If the Optionee holds such shares for more than one year following exercise of the Option, any gain realized upon disposition will be treated as long-term capital gain. If the shares are sold within one year after the exercise date, any gain realized upon disposition will be treated as short-term capital gain. The gain realized upon disposition will be the excess, if any, of the sales price over the tax basis of the shares.

  The Company will be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary income, if any, recognized upon exercise of the Option.

  INCENTIVE STOCK OPTIONS. An Optionee will not be deemed to have received any compensation for Federal income tax purposes either at the time of grant or at the time of exercise of an Incentive Stock Option. However, the excess of the Fair Market Value of the stock acquired upon the exercise of such Option on the exercise date over the exercise price will be an item of tax preference for purposes of computing an Optionee's alternative minimum tax liability, if any.

  If the Optionee disposes of the shares within two years from the date of the granting of the Incentive Stock Option or within one year from the date of exercise, any gain the Optionee realizes will be taxed as ordinary income in an amount equal to the difference between the exercise price and the lesser of the Fair Market Value of the Common Stock on the date of exercise or the sales price. The excess, if any, of the sales price over the Fair Market Value of the shares on the date of exercise will be treated as capital gain. The Company will be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the Optionee upon the premature disposition of shares. If the Optionee exercises an Incentive Stock Option or does not dispose of the shares acquired upon exercise of such Option within two years from the date of the granting of such Option or within one year from the date of exercise, any gain the Optionee realizes will be treated as long-term capital gain. The Company will not be entitled to a deduction for Federal income tax purposes in connection with the grant or exercise of the Incentive Stock Option or the subsequent disposal by the Optionee of the shares acquired on exercise of such Option unless there is a premature disposition of the shares.

  The above is not a complete description of the Federal income tax aspects of Options granted under the 1997 Plan. Furthermore, no information is given herein with respect to any state or local taxes or other non-U.S. taxes which may be applicable.

  The following table sets forth the principal participants to the 1997 Stock Incentive Plan, the number of stock options designated for each group, and the estimated value of those options.

                               NEW PLAN BENEFITS

                                              DOLLAR   1997 STOCK INCENTIVE PLAN
         NAME AND PRINCIPAL POSITION         VALUE(1)       NUMBER 0F UNITS
         ---------------------------        ---------- -------------------------
   Edwin L. Harper - President
    and Chief Executive Officer............ $1,411,540         1,000,000
   Edward L. Marinaro
    Chairman of the Board.................. $1,411,540         1,000,000
   Dale W. Pilgeram - Vice President
    and Chief Technical Officer............ $  282,308           200,000
   Joseph Smith - Executive Vice
    President, Global Operations........... $  282,308           200,000
   Gary Marks - Executive Vice
    President, Marketing................... $  282,308           200,000
   Executive Group......................... $1,355,079           960,000
   Non-Executive Director Group............ $        0                 0
   Non-Executive Employee Group............ $  374,058           265,000

(1) The dollar value of the stock options as of September 12, 1997 has been calculated under the Black Scholes valuation method using the Fair Market Value of the Company's Common Stock as of February 25, 1997 as the exercise price of the options. These values are calculated as a result of regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. The actual value of these stock options, if any, is dependent on the future market price of the Company's stock.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the Company's Common Stock present or represented and entitled to vote at the special meeting is required to approve the adoption of the 1997 Plan. The total number of shares cast "for" this proposal and the total number of shares represented by proxy for which no instructions are given will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same effect as a vote "against" the matter.

RECOMMENDATION

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 1997 STOCK INCENTIVE PLAN.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth beneficial ownership of Common Stock of the Company as of September 12, 1997, by (i) each present director, (ii) each executive officer of the Company and (iii) all present directors and executive officers as a group. There are no persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock, the only class of voting securities of the Company outstanding.

                                                     SHARES OF COMMON STOCK
                                                     BENEFICIALLY OWNED (1)
                                                     -------------------------
                                                      NUMBER OF    PERCENT OF
NAME                                                   SHARES        SHARES
----                                                 ------------- -----------
Edward L. Marinaro..................................       268,281           *
Edwin L. Harper.....................................       109,300           *
C. Richard Kramlich.................................       137,644           *
Joseph Baia.........................................        35,000           *
Dale W. Pilgeram....................................        25,000           *
Joseph Smith........................................             0           *
Gary Marks..........................................         5,000           *
All other executive officers of the Company as a
 group (4 persons)..................................        26,500           *

--------
*  Less than one percent.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

GENERAL

  Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 1997, 1996 and 1995, of the Chief Executive Officer of the Company and the four other most highly compensated executive officers with the Company as of the end of fiscal 1997 (collectively the "Named Executive Officers"). Compensation information is only included for those years during which the named individual served as an executive officer of the Company.

                          SUMMARY COMPENSATION TABLE

                                                           LONG TERM
                                                          COMPENSATION
                                                             AWARDS
                                                        ----------------
                                 ANNUAL COMPENSATION
                                 ---------------------- NUMBER OF SHARES
   NAME AND PRINCIPAL                                      UNDERLYING       ALL OTHER
       POSITIONS          FISCAL SALARY ($)   BONUS ($) OPTIONS GRANTED  COMPENSATION ($)
   ------------------      YEAR  ----------   --------- ---------------- ----------------
Edwin L. Harper(1)......   1997   307,200          0              0                0
 President and Chief Ex-
 ecutive Officer           1996   113,665          0        390,000           14,175(2)
                           1995         0          0              0                0
Edward L. Marinaro(3)...   1997   307,200          0              0                0
 Chairman of the Board     1996    99,662          0        390,000            8,500(4)
                           1995         0          0              0                0
Dale W. Pilgeram(5).....   1997   243,000          0              0                0
 Vice President, Chief
 Technical Officer         1996   139,927(6)       0        100,000            1,000(7)
                           1995         0          0              0                0
Joseph Smith(8).........   1997   210,000          0              0                0
 Executive Vice Presi-
 dent, Global Operations   1996    55,095          0        130,000                0
                           1995         0          0              0                0
Gary Marks(9)...........   1997   191,740          0         50,000                0
 Executive Vice Presi-
 dent, Marketing           1996         0          0              0                0
                           1995         0          0              0                0

--------
(1) Joined the Company in May 1996. Fiscal 1996 salary includes $29,423, deferred until fiscal 1997 at Mr. Harper's election. Such deferred compensation accrues interest at ten percent per annum, compounded quarterly.
(2)  Represents moving expenses.
(3) Joined the Company in May 1996. Fiscal 1996 salary includes $29,423, deferred until fiscal 1997 at Mr. Marinaro's election. Such deferred compensation accrues interest at ten percent per annum, compounded quarterly.
(4) Represents the Company's maximum contribution to Mr. Marinaro's 401(k) plan ($1,000), plus $7,500 paid to Mr. Marinaro for his attendance at meetings of the Board of Directors before he became Chairman of the Board.
(5) Joined the Company in March, 1996.
(6) Includes $10,000 paid to Mr. Pilgeram as a private contractor prior to his employment with the Company.

(7) Represents the Company's maximum contribution to Mr. Pilgeram's 401(k) plan.
(8) Joined the Company in August, 1996.
(9) Joined the Company in November, 1996.

  The following table sets forth information with respect to each grant of options to purchase the Company's Common Stock made during the last fiscal year to each of the Named Executive Officers named in the Summary Compensation Table.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                      INDIVIDUAL GRANTS              POTENTIAL REALIZABLE
                         -------------------------------------------   VALUE AT ASSUMED
                                    % OF TOTAL                           ANNUAL RATES
                           NO. OF    OPTIONS                            OF STOCK PRICE
                         SECURITIES GRANTED TO  EXERCISE               APPRECIATION FOR
                         UNDERLYING EMPLOYEES   OR BASE               OPTION TERM ($)(3)
                           OPTIONS  IN FISCAL  PRICE (2)  EXPIRATION --------------------
          NAME           GRANTED(1)    YEAR    ($/SHARES)    DATE       5%        10%
          ----           ---------- ---------- ---------- ---------- --------- ----------
Edwin L. Harper.........        0          0       N/A          N/A        N/A        N/A
Edward L. Marinaro......        0          0       N/A          N/A        N/A        N/A
Dale W. Pilgeram........        0          0       N/A          N/A        N/A        N/A
Joseph Smith............        0          0       N/A          N/A        N/A        N/A
Gary Marks(4)...........   50,000     .03093     $5.69     11/13/01   $ 61,312  $ 132,036

--------

(1) All options were granted under the Company's 1991 Stock Option Plan.
(2) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by reference to the closing price reported on the Nasdaq National Market system on the last trading day prior to the date of grant. Exercise price and tax withholding obligations may be paid in cash or by an alternate method of payment if authorized by the Board of Directors such as by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure.
(3) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. These values are calculated as a result of regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the Company's stock. Gains are reported net of the option exercise price but before taxes associated with exercise.
(4) Options vest over four years.

  The following table sets forth information with respect to option exercises and year-end stock option values for each of the Named Executive Officers.

           AGGREGATED OPTIONS EXERCISED IN FISCAL 1997 YEAR TO DATE
                     AND FISCAL YEAR TO DATE OPTION VALUES

                                                NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                          SHARES               UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                         ACQUIRED                 OPTIONS AT FY-END           AT FY-END(1)
                            ON       VALUE    ------------------------- -------------------------
          NAME           EXERCISE REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- ----------- ----------- ------------- ----------- -------------
Edwin L. Harper.........    --         --        97,500      292,500         (2)          (2)
Edward L. Marinaro......    --         --       256,667      133,333         (2)          (2)
Dale W. Pilgeram........    --         --        25,000       75,000         (2)          (2)
Joseph Smith............    --         --           --       130,000         (2)          (2)
Gary Marks..............    --         --           --        50,000         (2)          (2)

--------

(1) Calculated as the difference between the market value of the Company's Common Stock at exercise date or fiscal year end, as the case may be, and the exercise price.
(2) At September 12, 1997, there were no in-the-money options for the individuals noted.

CHANGE OF CONTROL PROVISIONS

  The 1991 Stock Option Plan of the Company provides for the automatic acceleration of the vesting of all options outstanding under the Plan on a merger or consolidation of the Company in which the Company is not the surviving corporation or on a sale of all or substantially all of the assets of the Company, if the successor entity does not assume the outstanding options or provide options in substitution for the outstanding options.

  Pursuant to their respective employment agreements, if there is a change in control of the Company, each of Mr. Harper and Mr. Marinaro, upon termination other than for cause, will be entitled to twenty-four months salary, a bonus equal to a pro-rata portion of annual salary, immediate vesting of outstanding options and continuation of benefits for twenty-four months.

COMPENSATION OF DIRECTORS

  Each member of the Board of Directors who is not an employee of the Company receives an annual retainer of $15,000 for serving as a director during the fiscal year. Each nonemployee director was also paid a fee of $1,500 for each Board meeting and $500 for each committee meeting attended. An amendment to the 1992 Non-Employee Director Stock Option Plan granting each director a one time option to acquire 30,000 shares of the Company's Common Stock was approved at the special meeting of the stockholders of the Company on September 26, 1996. Each director is also granted an option each year to purchase 10,000 shares of the Company's Common Stock. All options are valued at the fair market value of the Company's Common Stock on the date of the grant.

EMPLOYMENT AGREEMENTS

  The Company has written employment agreements with the following named executive officers which are summarized below:

Edward L. Marinaro, Chairman of the Board

  Annual Base Salary: $307,200
  Eligibility in the Company's Incentive Compensation Plan
  Full health benefits
  If terminated other than for cause and other than after a change in control, Mr. Marinaro will be entitled to salary continuation for eighteen months, a pro-rata portion of any performance bonus otherwise payable to him, benefits continuation for twenty-four months, and his options will continue to vest for a period of twelve months after termination. If terminated after a change in control, other than for cause, Mr. Marinaro will be entitled to a payment equal to twenty-four months of salary, a bonus equal to a pro-rata portion of his annual salary, twenty-four months of benefits and immediate vesting of all options. In the event of death or disability, his salary will be continued for a period of twelve months and his stock options will continue to vest during that period.

Edwin L. Harper, President and Chief Executive Officer

  Annual Base Salary: $307,200
  Eligibility in the Company's Incentive Compensation Plan
  Full health benefits
  If terminated other than for cause and other than after a change in control, Mr. Harper will be entitled to salary continuation for eighteen months, a pro-rata portion of any performance bonus otherwise payable to him, benefits continuation for twenty-four months, and his options will continue to vest for a period of twelve months after termination. If terminated after a change in control, other than for cause, Mr. Harper will be entitled to a payment equal to twenty-four months of salary, a bonus equal to a pro-rata portion of his annual salary, twenty-four months of benefits and immediate vesting of all options. In the event of death or disability, his salary will be continued for a period of twelve months and his stock options will continue to vest during that period.

STOCK PERFORMANCE GRAPH

  The Stock Performance Graph below shall not be deemed incorporated by reference in any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

  The following line graph compares the cumulative total returns to holders of the Company's Common Stock during the fiscal periods since September 30, 1992 to September 30, 1997, with the Nasdaq Composite (US) Index and a peer group constructed by the Company, comprising Connor Peripherals, Inc., Maxtor Corporation, Micropolis Corporation, Quantum Corporation, Western Digital Corporation, Iomega Corporation and Exabyte Corporation. (1)

  The Stock Performance Graph assumes that $100 was invested on September 30, 1992, at the closing sale price for the Company's Common Stock and in the NASDAQ (U.S.) Composite Index and Peer Group, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. Returns for the Peer Group are weighted based on market capitalization at each data point.

(1) No data is available for Maxtor Corporation, Micropolis Corporation or Connor Peripherals, Inc. after February 1996 because these companies were acquired by other companies.

                                      LOGO
                               SYQUEST TECHNOLOGY
                       HISTORICAL QUARTERLY PRICE--CLOSE
          RELATIVE TO DISK DRIVE COMPANIES AND SELECTED MARKET INDICES

                                                    SEP 92 DEC 92 MAR 93 JUNE 93
                                                    ------ ------ ------ -------
     SyQuest Technology, Inc.......................  100    148     75      62
     Peer Group....................................  100    105     75      56
     Nasdaq (U.S.) Composite.......................  100    116    118     120
                                                    SEP 93 DEC 93 MAR 94 JUNE 94
                                                    ------ ------ ------ -------
     SyQuest Technology, Inc.......................   61     58     64      56
     Peer Group....................................   58     82     98      76
     Nasdaq (U.S.) Composite.......................  130    133    128     124
                                                    SEP 94 DEC 94 MAR 95 JUNE 95
                                                    ------ ------ ------ -------
     SyQuest Technology, Inc.......................   61    103     70      75
     Peer Group....................................   87     91     79     110
     Nasdaq (U.S.) Composite.......................  132    130    142     162
                                                    SEP 95 DEC 95 MAR 96 JUNE 96
                                                    ------ ------ ------ -------
     SyQuest Technology, Inc.......................   77     58     35      46
     Peer Group....................................  112     70    100     247
     Nasdaq (U.S.) Composite.......................  182    184    193     208
                                                    SEP 96 DEC 96 MAR 97 JUNE 97
                                                    ------ ------ ------ -------
     SyQuest Technology, Inc.......................   37     21     15      13
     Peer Group....................................  282    332    355     352
     Nasdaq (U.S.) Composite.......................  216    227    215     254
                                                    SEP 97
                                                    ------
     SyQuest Technology, Inc.......................
     Peer Group....................................
     Nasdaq (U.S.) Composite.......................

                        REPORT OF COMPENSATION COMMITTEE

  The role of the Compensation Committee (the "Committee") is to administer the Company's 1991 Stock Option Plan and authorize the grant of options to all employees, including the executive officers; administer the Company's 1992 Employee Stock Purchase Plan; review and recommend salaries and incentive programs and review and recommend executive officers' compensation under the aforementioned elements. The Committee comprises two independent non-employee directors.

GENERAL COMPENSATION PHILOSOPHY

  The Company's overall compensation philosophy is to provide competitive levels of total compensation that will enable the Company to attract, motivate, retain and reward qualified employees. The Committee believes that compensation should vary with the performance of the Company and any long-term incentive should be aligned with the interest of the stockholders. The Company's executive compensation policies are designed to provide competitive levels of compensation to motivate officers to achieve the Company's business objectives and to reward such officers based on their achievements. The executive compensation program primarily consists of three main elements -- Base Salary, Incentive Bonuses and Stock Options.

  Compensation for the Named Executive Officers consists of the following components:

    Base Salary: In setting compensation levels for officers, the Committee reviews competitive information relating to compensation levels at other disk drive companies and the information reported in the proxy statements of those companies. Recommendations by management are examined by the Committee in the light of this information. Officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

    Incentive Bonuses: The incentive bonus program provides a variable compensation opportunity for the executive officers. A payout, if any, is based on a combination of corporate financial performance and individual officer performance relative to achievement of the pre-established specified strategic objectives (such as new product development milestones, marketing/sales results, productivity enhancements and manufacturing yield improvements). Awards under this program depend on achieving certain levels of profitability based on after-tax net income and determined and approved by the Board annually. Target bonuses for executive officers ranged from twenty-five to one hundred percent of base salary and actual incentive bonus payouts paid in the last fiscal year (for previous year's performance) ranged from twelve to twenty-seven percent of base salary of the executive officers. The Company has a profit sharing plan in existence for employees of the Company who do not participate in the foregoing bonus arrangements. Since the Company posted a loss in fiscal 1997, no incentive bonuses were awarded to the executive officers and no profit sharing payments were awarded to the employees for 1997.

    Stock Options: The Committee believes that stock ownership provides significant incentive to employees by providing an opportunity to receive additional compensation through building stockholder value. This compensation element aligns the interests of employees with those of the stockholders. The long-term incentive is realized through the granting of stock options to employees and eligible Named Executive Officers. Stock Options have value for the employee only if the price of the Company's stock increases above the exercise price, which typically is set at the fair market value of the Common Stock on the grant date. The number of shares subject to each stock option grant is based on guidelines that take into consideration the employee's current and anticipated future performance and ability to promote achievement of strategic corporate goals and anticipated future performance, as well as internal equity within the employee's peer group. The Committee reviews Named Executive Officers' stock option holdings annually to determine whether additional grants are appropriate. Stock options granted are generally exercisable over a four-year period, thus providing an incentive to remain in the Company's employ.

    Other: In addition to the compensation paid to the Named Executive Officers as described above, executive officers and all other participating regular employees of the Company receive each year matching contributions by the Company of up to $1,000 under the Company's 401(k) plan. Executive officers, subject to plan provisions, and all other regular employees are eligible to participate in the Company's Employee Stock Purchase Plan (which qualifies under section 423 of the Internal Revenue Code of 1986).

COMPANY PERFORMANCE AND CEO COMPENSATION

  Edwin L. Harper was named Chief Executive Officer and President of the Company during fiscal 1996. In setting compensation levels for the Chief Executive Officer, the Committee reviews competitive information reflecting compensation practices for disk drive companies and examines the Chief Executive Officer's performance relative to overall Company financial results. The Committee also considers the Chief Executive Officer's achievements against the same pre-established objectives and determines whether the Chief Executive Officer's base salary, target bonus and target total compensation approximate the competitive range of compensation for chief executive officer positions in the disk drive industry.

  In establishing his compensation, the Committee reviewed Mr. Harper's qualifications and past performance and compared them with chief executive officers of other companies.

  In the fiscal year ended September 30, 1997, Mr. Harper received $307,200. Mr. Harper did not earn an incentive bonus in fiscal year 1997. Overall, Mr. Harper's base and incentive compensation are below the median compensation for disk drive companies, but within the competitive range.

  With respect to matters of executive compensation, stock option grants and to all other elements of compensation, the Committee submits the foregoing
report as of    , 1997.

                                          Joseph Baia
                                          C. Richard Kramlich

                                 OTHER MATTERS

ACCOUNTANTS

  Representatives of Price Waterhouse LLP, the Company's principal accountants will be present at the meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

INFORMATION INCORPORATED BY REFERENCE

  The Commission allows the Company to "incorporate by reference" certain information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. This Proxy Statement hereby incorporates by reference: (a) the documents set forth below and previously filed with the Commission; and (b) any documents that the Company may file with the Commission in the future under the Exchange Act. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or by information contained in the Company's future filings with the Commission.

    DOCUMENT FILED                                PERIOD/DATE
    --------------                                -----------
Annual Report on Form
 10-K/A                  Fiscal Year Ended September 30, 1996
Quarterly Reports on     Quarters Ended December 31, 1996, March 31, 1997,
 Form 10- Q              and June 30, 1997
Current Reports on Form  January 23, 1997, February 3, 1997, February 28, 1997,
 8- K                    May 30, 1997, July 2, 1997, August 4, 1997 and August 11, 1997
1997 Notice of Annual    April 16, 1997
 Meeting and Proxy
 Statement

GENERAL

  The Company knows of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of Proxy intend to vote the shares they represent in a manner consistent with the recommendations of the Board of Directors.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders had to have been received by the Company no later than September 30, 1997, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                          By Order Of The Board of Directors
                                          Thomas C. Tokos
                                          Secretary

Fremont, California
Dated: October 4, 1997

P
R
O
X
Y
                               DETACH HERE                              SYQ F


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            SYQUEST TECHNOLOGY, INC.
               NOVEMBER 5, 1997 SPECIAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of SYQUEST TECHNOLOGY, INC., a Delaware corporation ("Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated October 4, 1997, and hereby appoints Edwin L. Harper and Bob L. Corey, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of SyQuest Technology, Inc. to be held on November 5, 1997, at 10:00 a.m. local time, at the principal executive offices of SyQuest Technology, Inc., 47071 Bayside Parkway, Fremont, California 94538, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS NOS. 1, 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                  SEE REVERSE
                                                                      SIDE

                               DETACH HERE                              SYQ F


        Please mark
        votes as in
    [X] this example.


      The Board of Directors Recommends Voting FOR Proposals 1, 2 and 3.
                                               ---

                                        FOR       AGAINST       ABSTAIN
1. To approve an amendment to the       [_]       [_]           [_]
   Company's Certificate of
   Incorporation to increase the
   the Company's Common Stock
   from 120,000,000 to
   240,000,000.

                                        FOR       AGAINST       ABSTAIN
2. To approve the adoption of the       [_]       [_]           [_]
   Company's 1997 Stock Incentive
   Plan.

                                        FOR       AGAINST       ABSTAIN
3. To transact such other business      [_]       [_]           [_]
   as may come before the meeting
   or any adjournment thereof.

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.
Persons signing in a fiduciary capacity should so indicate. If shares are held jointly or as community property, both stockholders should sign.)

MARK HERE
FOR ADDRESS       ______________________________________________________________
CHANGE AND        ______________________________________________________________
NOTE AT RIGHT [_] ______________________________________________________________


Signature ________________  Date ______  Signature _________________  Date _____